Exhibit 99.1

OptimizeRx to Present at the LD 500 Virtual Investor Conference on Sept. 3, 2020

ROCHESTER, Mich. – August 24, 2020 – OptimizeRx Corp. (Nasdaq: OPRX), a leading provider of digital health solutions for life science companies, providers and patients, has been invited to present at the LD 500 virtual institutional investor conference being held on September 1-4, 2020.

OptimizeRx CEO, William Febbo, is scheduled to present on Thursday, September 3, at 12:20 p.m. Eastern time and participate in virtual one-on-one meetings with institutional analysts and investors throughout the day.

The presentation will be webcast live and available for replay here and via the investor relations section of the company’s website at www.optimizerx.com.

Management will discuss how OptimizeRx’s growing digital point-of-care solutions have evolved into ‘must-haves’ for life science companies looking to improve essential communications with physicians and patients.

They will also discuss the company’s recent expansion of its digital health platform from ambulatory and acute care to retail pharmacy, which includes access to a new nationwide network of 10,000 FDA-cleared self-screening Smart Health Stations.

The LD 500 is one of the nation’s largest independent conferences for micro-cap companies, with over 300 names presenting. The conference will also feature variety of speakers and panelists discussing topics of interest to investors and issuers.

To schedule a virtual one-on-one meeting with OptimizeRx, you may submit your request to register for the conference here or contact David Scher at david@ldmicro.com or visit www.ldmicro.com/events.

View OptimizeRx’s LD Micro profile here: www.ldmicro.com/profile/OPRX

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About OptimizeRx

OptimizeRx Corporation (NASDAQ: OPRX) is a digital health company that facilitates communication at point-of-care among all stakeholders in healthcare. Primarily focused on life science and payer clients, its suite of digital and mobile SaaS-based solutions enables affordability, patient adherence and care management. OptimizeRx’s network reaches more than 60% of U.S. ambulatory providers, delivering therapeutic support on specialty medications and patient financial assistance directly within a provider’s workflow through leading electronic health platforms. OptimizeRx’s fully integrated platform supports the real-time exchange of information, improving provider knowledge and patient engagement, and ultimately leading to healthier outcomes.

For more information, follow the company on Twitter, LinkedIn or visit www.optimizerx.com.

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended, and such as in section 21E of the Securities Act of 1934, as amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risks.

OptimizeRx Contact

Doug Baker, CFO

Tel (248) 651-6568 (x807)

dbaker@optimizerx.com

Media Relations Contact

Maira Alejandra, Media Relations Manager

Tel (754) 245-7070

malejandra@optimizerx.com

Investor Relations Contact

Ron Both, CMA

Tel (949) 432-7557

oprx@cma.team